UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities

On November 17, 2009, Adaptec, Inc. (the "Company") completed the actions and notified affected employees in connection with the management approved restructuring plan to better align its operating costs with the continued decline in its net revenues. The Company expects to incur a restructuring charge in the range of $0.9 million and $1.1 million associated with this plan in the third quarter of fiscal 2010, of which we expect $0.7 million and $0.9 million will be related to severance and related benefits and $0.2 million will be related to exiting certain facilities. Substantially all of these charges will result in cash expenditures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Named Executive Officer

On November 17, 2009, the Company informed John Noellert, the Company's Vice President of Worldwide Sales, that his position will be terminated, effective November 20, 2009.   In connection with his termination, the Company has proposed to Mr. Noellert, by letter dated as of November 17, 2009, to provide him with the following severance arrangements in consideration of Mr. Noellert signing a general release in favor of the Company: (1) a lump-sum severance payment equal to nine months and one week of his current target annual earnings, (2) reimbursement of COBRA benefit payments for nine months or until August 31, 2010 and (3) outplacement services valued up to $5,000.  The terms of these severance arrangements are consistent with Mr. Noellert's Employment Agreement with the Company, effective as of August 14, 2007, and are under the assumption that no change of control occurred.  Mr. Noellert's Employment Agreement was originally filed with the Securities Exchange Commission ("SEC") as an exhibit to the Company's Current Report on Form 8-K on October 30, 2008 when he was designated as an "executive officer" of the Company.  Mr. Noellert has until December 9, 2009 to accept the proposed terms.

Departure of Principal Accounting Officer

On November 17, 2009, the Company informed John M. Westfield, the Company's Principal Accounting Officer for the purpose of filing the Company's reports with the SEC, that his position will be terminated, effective December 4, 2009. In connection with his termination, the Company and Mr. Westfield agreed upon the following severance arrangements in consideration of Mr. Westfield signing a general release in favor of the Company by letter dated as of November 17, 2009 (the "Westfield Separation Agreement"): (1) a lump-sum severance payment equal to six months and one week of his base salary, (2) COBRA benefits for seven months or until July 31, 2010 and (3) outplacement services. The Westfield Separation Agreement was signed by Mr. Westfield on November 17, 2009.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ MARY L. DOTZ Mary L. Dotz Chief Financial Officer

November 20, 2009

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